EXHIBIT 25
                                                       ==========

        Exhibit to Form S-3  Registration Statement No. 33-3984

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                      ____________________
                            FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

 Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)_____

                      ____________________

                          CRESTAR BANK
      (Exact name of trustee as specified in its charter)

                       Virginia54-1109779
(State of Incorporation, if not a national bank)(I.R.S. employer identification no.)

                    919 East Main Street
                  Richmond, Virginia    23219
 (Address of principal executive office)       (Zip Code)


                      ____________________

                       GANNETT CO.,  INC.
      (Exact name of obligor as specified in its charter)

     Delaware                                         16-0442930
(State or other jurisdiction of incorporation,)    (I.R.S. employer
 incorporation, or organization)                   identification no.)

                      1100 Wilson Boulevard
                Arlington, Virginia     22234
 (Address of principal executive office)       (Zip Code)
                      ____________________

$275,000,000 aggregate principal amount of 5-1/4% Notes due March
                          1, 1998 and
$250,000,000 aggregate principal amount of 5.85% Notes due May 1,
                              2000
                (Title of indenture securities)
          ============================================

                                Item 1.   General Information

       Furnish the following information as to trustee:

       (a) Name and Address of each examining or supervising authority to which it is subject.

                    Bureau of Financial Institutions,
                    State Corporation Commission of Virginia
                    Richmond, Virginia

                    The Board of Governors of the Federal Reserve System, Washington, D.C.

                    The Federal Reserve Bank,
                    Richmond, Virginia

                    Federal Deposit Insurance Corporation,
                    Washington, D.C.

       (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.


Item 2.   Affiliations with Obligor.

       If the obligor is an affiliate of the trustee, describe such affiliation.

          Obligor is not an affiliation of the trustee.

Item 16.  List of Exhibits.

       List below all exhibits filed as a part of this Statement of Eligibility.

       *Exhibit 1 - A copy of the articles of incorporation of the trustee as now in effect. (Incorporated by reference from Exhibit 1 filed with T-1 Statement, Registration
                    Statement No. 33-55159.)

       *Exhibit 2 - A copy of the certificate of authority of the trustee to commence business. (Included by reference from Exhibit 1 filed with T-1 Statement, Registration
                    Statement No. 33-55159.)

       *Exhibit 3 - A copy of the certificate of the authority of the trustee to exercise corporate trust powers. (Included by reference from Exhibit 1 filed with T-1 Statement, Registration Statement No. 33-55159.)

       *Exhibit 4 - A copy of the existing by-law's of the trustee.
                    (Incorporated by reference from Exhibit 1 filed with T-1 Statement, Registration Statement No. 33-55159.)


       Exhibit 5 -  Not Applicable

       Exhibit 6 -  The consent of the trustee required by Section 321(b)
                    of the Act.

       Exhibit 7 -  A copy of the latest report of the condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8 -  Not Applicable

       Exhibit 9 -  Not Applicable


       * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibits heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                             ______________________________________

                           SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Crestar Bank, a corporation organized and existing under the laws of the Commonwealth of Virginia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and the Commonwealth of Virginia, on the fifth day of June, 1995.



                                                                Crestar Bank



                                  By:   /s/  Eric Rodriguez

                                  (Eric Rodriguez, Assistant Vice President)

                                                                Exhibit 6

                       CONSENT OF TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the execution of a Second Supplemental Indenture among Gannett Co., Inc., NationsBank, N.A., as Trustee, and Crestar Bank, as Trustee, we hereby consent that reports of examinations by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                                                Crestar Bank



                                  By:  /s/  Eric Rodriguez

                                  (Eric Rodriguez, Assistant Vice President)

Dated: June 5, 1995

                                                                Exhibit 7

FR Y-9C
OMB Number 7100-0128
Avg. hrs. per response: 27.19
Expires December 1996

Board of Governors of the Federal Reserve System
For Federal Reserve Bank Use Only
BHC Number
[Seal]    C.I.        S.F.

Consolidated Financial Statements for Bank Holding Companies--FR Y-9C

Report at the close of business as of the last calendar day of the quarter

This report is required by law: Section 5(c) of the Bank Holding Company Act (12 U.S.C. 1844) and Section 225.5(b) of Regulation Y [12 CFR 225.5(b)].


This report form is to be filed by bank holding companies with total consolidated assets of $150 million or more. In addition, multibank holding companies with debt outstanding to the general public or that are engaged in a nonbank activity (either directly or indirectly) involving financial leverage or engaged in credit extending activities, must file this report (FR Y-9C) regardless of size. See page of the general instructions for further information. However, when such bank holding companies own or control, or are owned or controlled by, other bank holding companies, only the top-tier holding company must file this report for the consolidated holding company organization, except than lower-tiered bank holding companies that have total consolidated assets of $1 billion or more must also file this report
(FR-9C).

NOTE: The Consolidated Financial Statements for Bank Holding Companies must be signed by one director of the bank holding company. This individual should also be a senior official of the bank holding company. In the event that the bank holding company does not have an individual who is a senior official and is also a director, the chairman of the board must sign the report.

I [Name and Title of Officer] James D. Barr, Executive Vice President, Controller and Treasurer, have reviewed the Consolidated Financial Statements for Bank Holding
Companies filed by the named bank
holding company and have transmitted a copy of the report to the Board of Directors for their information.

By [Signature of Bank Holding Company Official] /s/ James D. Barr
[Date of Signature] May 15, 1995

Return the original and one copy to:

Research Department, Statistic Division
Federal Reserve Bank of Richmond
P.O. Box 27622
Richmond, Virginia 23261

The Consolidated Financial Statements for Bank Holding Companies is to be prepared in accordance with the instructions provided by the Federal Reserve System.

Date of Report:
[Month/Date/Year (BHCK 9999) March 31, 1995

[Legal Title of Bank Holding Company (TEXT 9010)] Crestar Financial Corporation

[Mailing address of the Bank Holding Company) Street/P.O. Box (TEXT 9110) 919 East Main Street, P.O. Box
26665



[City (TEXT 9130) State (TEXT 9200) Zip Code (TEXT 9220)
Richmond, VA 23261-6665

Person to whom questions about this report should be directed:

[Name/Title (TEXT 8901) Judy A. Wells, Assistant Vice President

[Area Code/Phone Number (TEXT 8902] (804) 782-7320

Public reporting burden for this information collection is estimated to vary from 5.0 to 1,250 hours per response, with an average of 27.19 hours per response, including time to gather and maintain data in the required form and to review instructions and complete the information collection. Comments regarding this burden estimate or any other aspect of this information collection, including suggestions for reducing the burden, may be sent to Secretary, Board of Governors of the Federal Reserve System,
Washington, D.C. 20551, and to the Office of Management and Budget, Paperwork Reduction Project
(7100-0128), Washington, D.C. 20503.

[Name of Bank Holding Company] CRESTAR FINANCIAL CORPORATION


Report at the close of business March 31, 1995


Schedule HC--Consolidated Balance Sheet


                                                                         Dollar Amounts in Thousands
                                                                         BHCK  Bil Mil Thou

ASSETS
1.  Cash and balance due from depository institutions:
    a.  Noninterest-bearing balances and currency and coin               0081      693,848     1.a.
    b.  Interest-bearing balances:
        (1)  In U.S. Offices                                             0395            0     1.b.(1)
        (2)  In foreign offices, edge and Agreement subsidiaries, and
             IBFs                                                        0397            0     1.b.(2)
2.  Securities (from Schedule HC-A):
    a.  Held-to-maturity securities                                      1754      880,736     2.a.
    b.  Available-for-sale securities                                    1773    1,417,389     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank holding company, of its
    Edge and Agreement subsidiaries, and in IBFs:
    a.  Federal funds sold                                               0276      457,985     3.a.
    b.  Securities purchased under agreements to resell                  0277      182,000     3.b.
4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income (from
        Schedule HC-B)                                                   2122    9,973,385     4.a.
    b.  LESS:  Allowance for loan and lease losses                       3123      222,702     4.b.
    c.  LESS:  Allocated transfer risk reserve                           3128            0     4.c.
    d.  Loans and leases, net of unearned income, allowance for loan and lease losses, and allocated transfer risk reserve
        (item 4.a minus items 4.b and 4.c)                               2125     9,750,683     4.d.
5.  Trading assets                                                       3545         8,626     5.
6.  Premises and fixed assets (including capitalized leases)             2145       330,476     6.
7.  Other real estate owned:
    a.  Real  estate acquired in satisfaction of debts previously
        contracted                                                       2744        21,690     7.a.
    b.  Other real estate owned                                          2745         8,535     7.b.
8.  Investments in unconsolidated subsidiaries and associated
    companies                                                            2130         4,066     8.
9.  Customers' liability on acceptances outstanding                      2155        10,984     9.
10. Intangible assets:
    a.  Mortgage servicing rights                                        3164       16,619     10.a.
    b.  Other identifiable intangible assets:
        (1)  Purchased credit card relationships                         5506            0     10.b.(1)
        (2)  All other identifiable intangible assets                    5507       13,545     10.b.(2)
    c.  Goodwill                                                         3163      149,877     10.c.
11. Other assets                                                         2160      480,202     11.
12. Total assets (sum of items 1 through 11)                             2170   14,427,261     12.



Schedule HC - (Continued)


                                                                         Dollar Amounts in Thousands
                                                                         BHDM  Bil Mil Thou


LIABILITIES AND EQUITY CAPITAL:
13.  Deposits:
     a.  In domestic office (from Schedule HC-C):
         (1)  Noninterest-bearing                                        6631    2,084,914     13.a.(1)
         (2)  Interest bearing                                           6636    8,970,386     13.a.(2)

     b.  In foreign offices, Edge and Agreement subsidiaries,
         and IBFs:                                                       BHFN
         (1)  Noninterest-bearing                                        6631            0     13.b.(1)
         (2)  Interest-bearing                                           6636            0     13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of the
     bank holding company, of its Edge and Agreement
     subsidiaries, and in IBFs:                                          BHCK
     a.  Federal funds purchased                                         0278      847,487     14.a.
     b.  Securities sold under agreements to repurchase                  0279      533,913     14.b.
15.  Trading liabilities                                                 3458          376     15.
16.  Commercial paper                                                    2309           40     16.
17.  Other borrowed money with original maturity of one year
     or less                                                             2332      191,435     17.
18.  Other borrowed money with original maturity of more than
     one year                                                            2333       19,090     18.
19.  Mortgage indebtedness and obligations under capitalized
     leases                                                              2910       11,226     19.
20.  Mandatory convertible securities:
     a.  Equity contract notes, gross                                    3290       49,968     20.a.
     b.  Equity commitment notes, gross                                  3293            0     20.b.
21.  Subordinated notes and debentures                                   4062      274,625     21.
22.  Liability on acceptances executed and outstanding                   2920       10,984     22.
23.  Minority interest in consolidated subsidiaries                      3000            0     23.
24.  Other liabilities                                                   2750      217,229     24.
25.  TOTAL LIABILITIES (sum of items 13 through 24)                      2948   13,211,673     25.
26.  Limited-life preferred stock (including related surplus)            3282            0     26.
27.  Equity Capital:
     a.  Perpetual preferred stock (including related surplus)           3283            0     27.a.
     b.  Common stock (par value)                                        3230      191,987     27.b.
     c.  Capital surplus                                                 3240      338,002     27.c.
     d.  Retained earnings                                               3247      703,006     27.d.
     e.  Net unrealized holding gains (losses) on available-
         for-sale securities                                             8434      (17,407)    27.e.
     f.  Cumulative foreign currency translation adjustments
         (for bank holding companies with foreign offices
         only)                                                           3284            0     27.f.
     g.  LESS:  Treasury stock                                           3153            0     27.g.
     h.  TOTAL EQUITY CAPITAL (sum of items 27.a through
         27.f minus item 27.g)                                           3210    1,215,588     27.h.
28.  TOTAL LIABILITIES AND EQUITY CAPITAL (sum of items
     25, 26, and 27.h)                                                   3300   14,427,261     28.

<F1>

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.



Schedule HC-A--Securities

                                                    Held-to-Maturity                    Available-for-Sale
                                           (Column A)         (Column B)            (Column C)          (Column D)
                                         Amortized Cost       Fair  Value          Amortized Cost       Fair Value
Dollar Amounts in Thousands              BHCK Bil Mil Thou   BHCK Bil Mil Thou    BHCK Bil Mil Thou   BHCk Bil Mil Thou



1.  U.S. Treasury Securities             0211      15,220    0213      15,059     1286     448,390    1287    439,548     1.
2.  U.S. government agency
    and corporation obligations          8492     579,950    8493     565,405     8494     724,036    8495    707,865     2.
3.  Securities issued by states
    and political subdivision
    in the U.S.:
    a.  Taxable securities               8531           0    8532           0     8533           0    8534          0     3.a.
    b. Tax-exempt securities             8535      64,439    8536      64,191     8537           0    8538          0     3.b.
4.  U.S. securities:
    a.  Debt securities                  8539     218,872    8540     211,505     8541     194,822    8542    192,364     4.a.
    b.  Equity securities
        (including Federal
        Reserve stock)                                                            8543      77,585    8544     77,612     4.b.
5.  Foreign securities:
    a.  Debt securities                  8545       2,255    8546       2,255     8547            0   8548          0     5.a.
    b.  Equity securities                                                         8549            0   8550          0     5.b.
6.  Total (sum of column A, items 1
    through 5.a. must equal Schedule
    HC, item 2.a and sum of column D,
    items 1 through 5.b must equal       bhct                                                         bhct
    Schedule HC, item 2.b)               1754     880,736    8551     858,415     8552    1,444,833   1773  1,417,389     6.



Memoranda


                                                                                                      BHCK Bil Mil Thou


1.  Remaining maturity of debt securities (Schedule HC-A, items 1, 2, 3, 4.a., and
    5.a in columns A and D above):
    a.  1 year and less                                                                               0383      535,012  M.1.a
    b.  Over 1 year to 5 years                                                                        0384      477,929  M.b.1.
    c.  Over 5 years                                                                                  0387    1,207,572  M.1.c.
2.  Pledged securities                                                                                0416    1,243,485  M.2.
3.  Held-to-maturity debt securities (restructured and in compliance with modified terms
    (included in Schedule HC-A, items 3.a., 3.b, 4.a, and 5.a, column A above)                        5365            0  M.3.
    a.  Held-to-maturity debt securities restructured and in compliance with modified terms if the restructured obligation yielded a market rate at the time of
        restructuring (included in Schedule HC-A, item M.3)                                            5392           0  M.3.a.
4.  Amortized cost of held-to-maturity securities sold or transferred to available-for-
    sale or trading securities during the calendar year-to-date                                       1778            0  M.4.
5.  High-risk mortgage securities (included in the held-to-maturity and available-for-
    sale accounts):
    a.  Amortized cost                                                                                8780            0  M.5.a.
    b.  Fair value                                                                                    8781            0  M.5.b.
6.  Structured notes (included in the held-to-maturity and available-for-sale accounts):
    a.  Amortized cost                                                                                8782       30,000  M.6.a.
    b.  Fair value                                                                                    8783       30,000  M.6.b.

<F1>

(1) Includes equity securities without readily determinable fair values at historical cost.



Schedule HC-A--Continued
Memoranda--Continued

The following memoranda items are to be reported only by bank holding companies with total consolidated assets of $1 billion or more.


                                              Held-to-Maturity                      Available-for-Sale
                                       (Column A)         (Column B)            (Column C)          (Column D)
                                     Amortized Cost       Fair  Value          Amortized Cost       Fair Value
Dollar Amounts in Thousands         BHCK Bil Mil Thou   BHCK Bil Mil Thou    BHCK Bil Mil Thou   BHCk Bil Mil Thou


7.  U.S. government agency and
    corporation obligations
    (exclude mortgage-backed
    securities)
    a.  Issued by U.S. govern-
        ment agencies               1289           0    1290                 1291            0   1293            0   M.7.a.
    b.  Issued by U.S. govern-
        ment-sponsored
        agencies                    1294          98    1295           98    1297       30,000   1298       30,000   M.7.b.
8.  Mortgage-backed securities
    (MBS)
    a.  Pass-through securities:
        (1) Guaranteed by GNMA      1698           0    1699            0    1701        7,377   1702        6,995   M.8.a.(1)
        (2) Issued by FNMA and
            FHLMC                   1703     458,597    1705      457,773    1706      535,116   1707      521,482   M.8.a.(2)
        (3) Other pass-through
            securities              1709           0    1710            0    1711            0   1713            0   M.8.a.(3)
    b.  Other mortgage-backed
        securities (include CMOs,
        REMICs, and stripped
        MBS):
        (1) issued or guaranteed
            by FNMA, FHLMC, or
            GNMA                    1714     111,255    1715      107,534    1716      151,543   1717      149,388   M.8.b.(1)
        (2) Collateralized by MBS
            issued or guaranteed
            by FNMA, FHLMC, or
            GNMA                    1718       4,397    1719        4,468    1731       23,928   1732       23,678   M.8.b.(2)
        (3) All other mortgage-
            backed securities       1733       8,066    1734        8,037    1735      156,064   1736      153,949   M.8.b.(3)
9.  Equity securities:
    a.  Investments in mutual
        funds                                                                1747            0   1748            0   M.9.a.
    b.  Other equity securities
        with readily determin-
        able fair values                                                     1749       11,638   1751       11,665   M.9.b.
    c.  All other equity
        securities                                                           1752       65,947   1753       65,947   M.9.c.
10. Total (sum of M.7.a through
    M.9.c)                          8553     592,413    8554      577,910    8555      981,613   8556      963,104   M.10.

<F1>

(1) Includes equity securities without readily determinable values at historical cost.



Schedule HC-B
Part I--Loans and Lease Financing Receivables


                                                                                        Dollar Amounts in Thousands
                                                                            Consolidated        In Domestic Offices
                                                                             (Column A)             (Column B)
                                                                          BHCK Bil Mil Thou      BHDM Bil Mil Thou



 1.  Loans secured by real estate                                         1410   4,827,742                          1.
     a.  Construction and land development                                                       1415     176,840   1.a.
     b.  Secured by farmland                                                                     1420      12,892   1.b.
     c.  Secured by 1-4 family residential properties:
         (1)  Revolving, open-end loans secured by 1-4 family
              residential properties and extended under lines of
              credit                                                                             1797     439,504   1.c.(1)
         (2)  All other loans secured by 1-4 family residential
              properties:
              (a)  Secured by first liens                                                        5367   2,532,590   1.c.(2)(a)
              (b)  Secured by junior liens                                                       5368     210,359   1.c.(2)(b)
     d.  Secured by multifamily (5 or more) residential
         properties                                                                              1460     127,094   1.d.
     e.  Secured by nonfarm nonresidential properties                                            1480   1,328,463   1.e.
 2.  Commercial and industrial loans                                                             1766   1,723,625   2.
     a.  To U.S. addressees (domicile)                                    1763   1,723,625                          2.a.
     b.  To non-U.S. addressees (domicile)                                1764           0                          2.b.
 3.  Loans to depository institutions (including bankers
     acceptances of other banks):                                                                1489       3,223   3.
     a.  To U.S. banks and other U.S. depository institutions             5481       2,588                          3.a.
     b.  To foreign banks                                                 5482         635                          3.b.
 4.  Loans to finance agricultural production and other loans
     to farmers                                                           1590       6,395       1590       8,395   4.
 5.  Loans to individuals for household, family, and other
     personal expenditures                                                                       1975   2,854,340   5.
     a.  Credit cards and related plans (includes check credit
         and other revolving credit plans)                                2008   1,554,834                          5.a.
     b.  Other (includes single payment, installment, and
         all student loans)                                               2011   1,299,506                          5.b.
 6.  Loans to foreign governments and official institutions               2081         635       2081         635   6.
 7.  All other loans                                                                             1635     297,904   7.
     a.  Taxable obligations (other than securities) of
         states and political subdivisions in the U.S.                    2033           0                          7.a.
     b.  Tax-exempt obligations (other than securities) of
         states and political subdivisions in the U.S.                    2079     224,544                          7.b.
     c.  All other loans                                                  1563     329,172                          7.c.
 8.  Lease financing receivables (net of unearned income)                                        2165       3,709   8.
     a.  To U.S. addressees (domicile)                                    2182       3,709                          8.a.
     b.  To non-U.S. addressees (domicile)                                2183           0                          8.b.
 9.  LESS:  Any unearned income on loans reflected in
     items 1-7 above                                                      2123           0       2123           0   9.
10.  Total (sum of items 1 through 8 minus item 9 (total of               bhct
     column A must equal Schedule HC, item 4.a)                           2122   9,973,385       2122   9,717,573   10.



Schedule HC-B--Continued
PartI--Continued
Memoranda


                                                                                 Dollar Amounts in Thousands
                                                                                            Consolidated
                                                                                         BHCK Bil Mil Thou



 1.  Loans and leases restructured and in compliance with modified terms:
     a.  Loans secured by real estate                                                    1611            0    M.1.a.
     b.  Commercial and industrial loans                                                 1612            0    M.1.b.
     c.  Loans to finance agricultural production and other loans to
         farmers                                                                         1613            0    M.1.c.
     d.  All other loans (1)                                                             1615            0    M.1.d.
     e.  Lease financing receivables                                                     1636            0    M.1.e.
     f.  TOTAL (sum of items 1.a through 1.e)                                            1616            0    M.1.f.
     g.  Loans and leases included in items M.1.a., M.l.b., M.1.d., and
         M.1.e extended to non-U.S. addressees                                           1914            0    M.1.g.
     h.  Loans and lease financing receivables restructured and in compliance with modified terms if the restructured obligation yielded a market rate at the time of restructuring (included
         in Schedule HC-B, item M.1.f above)                                             5393            0    M.1.h.
 2.  Loans to finance commercial real estate, construction, and land development activities included in Schedule HC-B, Part I, items
     2 and 7.c above                                                                     2746            0    M.2.
 3.  Loans and leases held for sale (included in Schedule HC-B,
     Part I above)                                                                       5369      220,470    M.3.

<F1>

(1) Do not include loans to individuals for household, family, and other personal expenditures.



Part II--Trading Assets and Liabilities
Schedule HC-B, Part II is to be completed only by bank holding companies with $1 billion or more in total consolidated assets or with $2 billion or more in par/notional amounts of off-balance-sheet derivative contracts (as determined by the sum of Schedule HC-F, Part III, items 1.a through 1.e).


                                                                                 Dollar Amounts in Thousands
                                                                                         BHCK Bil Mil Thou

ASSETS
 1.  U.S. Treasury securities in domestic offices                                        3531       1,989    1.
 2.  U.S. government agency and corporation obligations in domestic
     offices (exclude mortgage-backed securities)                                        3532       2,243    2.
 3.  Securities issued by states and political subdivisions in the U.S.
     in domestic offices                                                                 3533       1,029    3.
 4.  Mortgage-backed securities (MBS) in domestic offices:
     a.  Pass-through securities issued or guaranteed by FNMA, FHLMC,
         or GNMA                                                                         3534           0    4.a.
     b.  Other MBS issued or guaranteed by FNMA, FHLMC, or GHMA (include
         CMOs, REMICs, and stripped MBS)                                                 3535       3,365    4.b.
     c.  All other mortgage-backed securities                                            3536           0    4.c.
 5.  Other debt securities in domestic offices                                           3537           0    5.
 6.  Certificates of deposit in domestic offices                                         3538           0    6.
 7.  Commercial paper in domestic offices                                                3539           0    7.
 8.  Bankers acceptances in domestic offices                                             3540           0    8.
 9.  Other trading assets in domestic offices                                            3541           0    9.
10.  Trading assets in foreign offices                                                   3542           0    10.
11.  Revaluation gains on interest rate, foreign exchange rate, equity, commodity, and other contracts:
     a.  In domestic offices                                                             3543           0    11.a.
     b.  In foreign offices                                                              3544           0    11.b.
12.  Total trading assets (sum of items 1 through 11)                                    bhct
     (must equal Schedule HC, item 5)                                                    3545       8,626    12.


LIABILITIES
13.  Liability for short positions                                                       3546         376    13.
14.  Revaluation losses on interest rate, foreign exchange rate, equity,
     commodity and other contracts                                                       3547           0    14.
                                                                                         bhct
15.  Total trading liabilities (sum of items 13 and 14) (must equal
     Schedule HC, item 15)                                                               3548         376    15.



Schedule HC-C--Deposit Liabilities in Domestic Offices of Subsidiary
Depository Institutions of the Bank Holding Company (1)



                                                                                 Dollar Amounts in Thousands
                                                                                         BHDM Bil Mil Thou

 1.  Deposits held in domestic offices of commercial bank subsidiaries
     of the reporting bank holding company:                                              BHCB
     a.  Demand deposits                                                                 2210    2,084,914    1.a.
     b.  NOW, ATS, and other transaction accounts                                        3187    1,890,967    1.b.
     c.  Money market deposit accounts and other savings accounts                        2389    3,805,476    1.c.
     d.  Time deposits of less than $100,000                                             6648    2,939,342    1.d.
     e.  Time deposits of $100,000 or more                                               2604      334,601    1.e.
 2.  Deposits held in domestic offices of other depository institutions
     that are subsidiaries of the reporting bank holding company:                        BHOD
     a.  Noninterest-bearing balances                                                    3189            0    2.a.
     b.  NOW, ATS, and other transaction accounts                                        3187            0    2.b.
     c.  Money market deposit accounts and other savings accounts                        2389            0    2.c.
     d.  Time deposits of less than $100,000                                             6648            0    2.d.
     e.  Time deposits of $100,000 or more                                               2604            0    2.e.



Schedule HC-D--Interest Sensitivity (2)


                                                                                    Dollar Amounts in Thousands
                                                                                         BHCK Bil Mil Thou


 1.  Earning assets that are repriceable within one year or mature
     within one year                                                                     3197   6,946,500     1.
 2.  Interest-bearing deposit liabilities that reprice within one year
     or mature within one year                                                           3296   2,315,957     2.
 3.  Long-term debt that reprices within one year included in items 18,
     20.a, 20.b, and 21 on Schedule HC, Balance Sheet                                    3298           0     3.
 4.  Variable rate preferred stock (includes both limited-life and
     perpetual preferred stock)                                                          3408           0     4.
 5.  Long-term debt reported in Schedule HC, items 18, 19, 20.a,
     20.b., and 21 on Balance Sheet that is scheduled to mature
     within one year                                                                     3409       6,300     5.



Multibank holding companies with total consolidated assets of less than $150 million are not to complete Schedule HC-E
Schedule HC-E--Quarterly Averages



                                                                                        Dollar Amounts in Thousands
                                                                                         BHCK Bil Mil Thou


ASSETS
 1.  Securities                                                                          3515   2,384,658     1.
 2.  Federal funds sold and securities purchased under agreements
     to resell                                                                           3365     448,036     2.
 3.  Loans and leases                                                                    3516   9,639,100     3.
 4.  Earning assets                                                                      3402  12,473,201     4.
 5.  Total consolidated assets                                                           3368  13,845,361     5.
LIABILITIES
 6.  Interest-bearing deposits (domestic)                                                3517   8,788,065     6.
 7.  Interest-bearing deposits (foreign)                                                 3404           0     7.
 8.  Federal funds purchased and securities sold under agreements
     to repurchase                                                                       3353   1,110,729     8.
 9.  All other borrowed money                                                            2635     154,811     9.
10.  Limited-life preferred stock                                                        3518           0    10.
EQUITY CAPITAL
11.  Equity capital (excludes limited-life preferred stock)                              3519   1,168,909    11.

- --------
<F1>
(1)  The sum of items 1.a through 1.e and items 2.a through 2.e must equal the sum of Schedule HC, items 13.a(1) and 13.a.(2).

<F2>
(2) Bank holding companies with foreign offices have the option of excluding the smallest of such non-U.S. offices from coverage in this schedule. Such bank holding companies may omit the smallest of their offices in foreign countries when arrayed by total assets provided that the assets of the excluded offices do not exceed 50 percent of the total assets of the holding company's assets in foreign countries and 10 percent of the holding company's total consolidated assets as of the report date.



(Report only transactions with nonrelated institutions)
Schedule HC-F--Off-Balance-Sheet Items

                                                                                     Dollar Amounts in Thousands

                                                                                        BHCK Bil Mil Thou


Part I.  Loan Commitments and letters of credit
 1.  Unused commitments (report only the unused portions of commitments that are fee paid or otherwise legally binding):
     a.  Revolving open-end loans secured by 1-4 family residential
         properties, e.g., home equity lines                                            3814     497,505     1.a.
     b.  Commercial real estate, construction, and land development:
         (1)  Commitments to fund loans secured by real estate                          3816     201,448     1.b.(1)
         (2)  Commitments to fund loans not secured by real estate                      6550           0     1.b.(2)
     c.  Credit card lines                                                              3815   2,324,725     1.c.
     d.  Securities underwriting                                                        3817           0     1.d.
     e.  Other unused commitments                                                       3818   2,740,795     1.e.
 2.  Standby letters of credit and foreign office guarantees:
     a.  Standby letters of credit outstanding:
         (1)  To U.S.  addressees                                                       3376     357,421     2.a.(1)
         (2)  To non-U.S. addressees                                                    3377       1,107     2.a.(2)
     b.  Amount of standby letters of credit conveyed to others through
         participations                                                                 3378       4,113     2.b.
 3.  Commercial and similar letters of credit                                           3411      47,232     3.


Part II.  Other off-balance-sheet arrangements
 1.  When-issued securities:
     a.  Gross commitments to purchase                                                  3434           0     1.a.
     b.  Gross commitments to sell                                                      3435           0     1.b.
 2.  Spot foreign exchange contracts                                                    8765       2,912     2.
 3.  Securities borrowed                                                                3432           0     3.
 4.  Securities lent                                                                    3433           0     4.
 5.  Assets sold with recourse:
     a.  1-4 family residential mortgages:
         (1)  FNMA and FHLMC mortgage pools                                             3650           0     5.a.(1)
         (2)  Private mortgage pools                                                    3652           0     5.a.(2)
     b.  Other loans                                                                    6553           0     5.b.
     c.  Other assets                                                                   6554           0     5.c.
 6.  Participations in acceptances:
     a.  Conveyed to others by the reporting bank holding company                       3428           0     6.a.
     b.  Acquired by the reporting bank holding company                                 3429           0     6.b.
 7.  Other significant off-balance-sheet items (exclude off-balance-sheet derivatives) that exceed 10% of total equity capital (list below each component of item 7 and its dollar amount over 25% of total equity
     capital                                                                            3430     975,005     7.

     a.  TEXC 6561    TEXT
                      6561     Purchased Mortgage Servicing                             6561     975,005     7.a.
     b.  TEXC 6562    TEXT
                      6562                                                              6562           0     7.b.
     c.  TEXC 6568    TEXT
                      6568                                                              6568           0     7.c.
     d.  TEXC 6586    TEXT
                      6586                                                              6586           0     7.d.

<F1>
Memorandum
                                                     BHCK Bil Mil Thou
 1.  Participations in unused commitments
     (included in Schedule HC-F,
     Part I, item 1 above)                           5396           0     M.1.



Schedule HC-F--Continued

                                                                                 Dollar Amounts in Thousands
Part III.  Off-balance-sheet deriva-       (Column A)         (Column B)         (Column C)         (Column D)
           tives position indicators     Interest Rate      Foreign Exchange   Equity Derivative   Commodity and
                                            Contracts          Contracts          Contracts        Other Contracts
                                         Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou


1. Gross amounts (e.g., notional
   amounts) (for each column, sum
   of items 1.a through 1.e must
   equal the sum of items 2, 3.a,
   and 3.b):
  a. Futures contracts                                  0                  0                  0                  0    1.a.
                                                BHCK 8693          BHCK 8694          BHCK 8695          BHCK 8696
  b. Forward contracts                            305,373             16,222                  0                  0    1.b.
                                                BHCK 8697          BHCK 8698          BHCK 8699          BHCK 8700
  c. Exchange-traded option
     contracts:
     (1) Written options                                0                  0                  0                  0    1.c.(1)
                                                BHCK 8701          BHCK 8702          BHCK 8703          BHCK 8704
     (2) Purchased options                              0                  0                  0                  0    1.c.(2)
                                                BHCK 8705          BHCK 8706          BHCK 8707          BHCK 8708
  d. Over-the-counter option
     contracts:
     (1) Written options:                          87,787                  0                  0                  0    1.d.(1)
                                                BHCK 8709          BHCK 8710          BHCK 8711          BHCK 8712
     (2) Purchased options                        582,787                  0                  0                  0    1.d.(2)
                                                BHCK 8713          BHCK 8714          BHCK 8715          BHCK 8716
  e. Swaps                                      1,291,429                  0                  0                  0    1.e.
                                                BHCK 3450          BHCK 3826          BHCK 8719          BHCK 8720
2. Total gross amount of deriva-
   tive contracts held for
   trading                                              0             16,222                  0                  0    2.
                                                BHCK A126          BHCK A127          BHCK 8723          BHCK 8724
3. Total gross amount of deriva-
   tive contracts held for
   purposes other than trading:
   a. Contracts marked to
      market                                            0                 0                   0                   0    3.a.
                                                BHCK 8725         BHCK 8726           BHCK 8727           BHCK 8728
   b. Contracts not marked
      to market                                 2,267,376                 0                   0                   0    3.b.
                                                BHCK 8729         BHCK 8730           BHCK 8731           BHCK 8732


Schedule HC-F--Continued

                                                                                 Dollar Amounts in Thousands
Part III.  Off-balance-sheet deriva-       (Column A)         (Column B)         (Column C)         (Column D)
           tives position indicators     Interest Rate      Foreign Exchange   Equity Derivative   Commodity and
           (continued)                      Contracts          Contracts          Contracts        Other Contracts
                                         Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou


4. Gross fair values of deriva-
   tive contracts:
   a. Contracts held for trading:
      (1) Gross positive fair
          value                                         0              9,026                  0                  0    4.a.(1)
                                                BHCK 8733          BHCK 8734          BHCK 8735          BHCK 8736
      (2) Gross negative fair
          value                                         0              7,131                  0                  0    4.a.(2)
                                                BHCK 8737          BHCK 8738          BHCK 8739          BHCK 8740
  b. Contracts held for purposes
     other than trading that are
     marked to market:
      (1) Gross positive fair
          value                                         0                  0                  0                  0    4.b.(1)
                                                BHCK 8741          BHCK 8742          BHCK 8743          BHCK 8744
      (2) Gross negative fair
          value                                         0                  0                  0                  0    4.b.(2)
                                                BHCK 8745          BHCK 8746          BHCK 8747          BHCK 8748
  c. Contracts held for purposes
     other than trading that are
     not marked to market:
      (1) Gross positive fair
          value                                     3,136                  0                  0                  0    4.c.(1)
                                                BHCK 8749          BHCK 8750          BHCK 8751          BHCK 8752
      (2) Gross negative fair
          value                                    52,547                  0                  0                  0    4.c.(2)
                                                BHCK 8753          BHCK 8754          BHCK 8755          BHCK 8756



Schedule HC-G--Memoranda


                                                                                                 Dollar Amounts in Thousands
                                                                                                    BHCK Bil Mil Thou



 1.  a.  Deferred Taxes included in Schedule HC, item 11:
         (1) IRS loan loss provision                                                                2747      79,470   1.a.(1)
         (2) Other                                                                                  2748      13,195   1.a.(2)
     b.  Deferred taxes included in Schedule HC, item 24:
         (1) IRS loan loss provision                                                                2749           0   1.b.(1)
         (2) Other                                                                                  2757           0   1.b.(2)
 2.  Total number of bank holding company common shares                   NUMBER (UNROUNDED)
     outstanding                                                           3459  37,682,841                            2.
 3.  Number of full-time equivalent employees                              4150       6,623                            3.
 4.  Debt maturing in one year or less (included in Schedule HC, items 16 through 21) that is issued to unrelated third parties by bank
     subsidiaries                                                                                   6555      53,922   4.
 5.  Debt maturing in more than one year (included in Schedule HC, items
     18 through 21) that is issued to unrelated third parties by bank
     subsidiaries                                                                                   6556      23,934   5.
 6.  Other assets acquired in satisfaction of debts previously contracted                           6557           0   6.
 7.  Amount of cash items in process of collection netted against deposit
     liabilities in reporting Schedule HC                                                           0379           0   7.
 8.  Reciprocal demand balances with depository institutions (other than
     commercial banks in the U.S.)                                                                  0535           0   8.
 9.  Investments in real estate (to be reported only by bank holding companies authorized by the Federal Reserve to have real estate
     investments)                                                                                   3656         430   9.
10.  Total assets of unconsolidated subsidiaries and associated companies                           5376     116,937   10.

11.  Does the respondent bank holding company's consolidated statement reflect any business combinations during the quarter ending with the
     report date for which the pooling-of-interest method of accounting                             BHCK
     was used?  (Enter "1" for yes; enter "2" for no.)                                              6688       2       11.

12.  Has the bank holding company restated its financial statements
     during the last quarter as a result of new or revised Statements of                            BHCK
     Financial Accounting Standards?  (Enter "1" for yes; enter "2" for no.)                        6689       2       12.

13.  Did your bank holding company reduce "Customers' liability on acceptances
     outstanding" by the amount of any participations (even immaterial amounts)                     BHCK
     in bankers acceptances   (Enter "1" for yes; enter "2" for no)                                 6019       2       13.

14.  Income earned but not collected                                                                5397      92,323   14.

15.  All changes in investments and activities have been reported to the
     Federal Reserve on the Bank Holding Company Report of Changes in
     Investments and Activitiies (FR Y-6A) (Enter "1" for yes; enter "2" for no) (This              BHCK
     item is to be completed by top-tier bank holding companies.)                                   6416        1      15.

     TEXT
     6428 [Name of bank holding company official verifying FR Y-6A reporting
          (Please type or print)
          John C. Clark, III [Area code and Phone Number (TEXT 9009)
          (804) 782-7445.

16. Please describe and list below separately the dollar amount outstanding of assets removed from the reporting company's balance sheet (Schedule HC) in connection with defeased debt or the dollar amount of assets netted against liabilities when there exists a legal right of offset (exclude any amounts reported in Schedule HC-G, items 7 or 8 above).

     a.  TEXC 6995     TEXT    Securities purchased under agreements to resell
                               netted against
                       6995    securities sold under agreements to repurchase on Schedule HC.       6995           0   16.a.
     b.  TEXC 6996     TEXT
                       6996                                                                         6996           0   16.b.
     c.  TEXC 6997     TEXT
                       6997                                                                         6997           0   16.c.
     d.  TEXC 6998     TEXT
                       6998                                                                         6998           0   16.d.




Schedule HC-G--Memoranda (Continued)


                                                                                 Dollar Amounts in Thousands
                                                                                        BHCK Bil Mil Thou


17.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
     a.  Mortgages serviced under a GNMA contract                                       5500     828,542     17.a.
     b.  Mortgages serviced under a FHLMC contract:
         (1)  Serviced with recourse to servicer                                        5501       6,065     17.b.(1)
         (2)  Serviced without recourse to servicer                                     5502     372,842     17.b.(2)
     c.  Mortgages serviced under a FNMA contract:
         (1)  Serviced under Special Option contract                                    5504   1,434,740     17.c.(1)
         (2)  Serviced under Regular Option contract                                    5503     140,398     17.c.(2)
     d.  Mortgages serviced under other servicing contracts                             5505   4,674,451     17.d.
18.  Excess residential mortgage servicing fees receivable                              5465       1,706     18.
19.  Deferred tax assets in excess of regulatory capital limits                         5610           0     19.
20.  Mutual fund and annuity sales during the quarter (include proprietary, private label, and third party products):
     a.  Money market funds                                                             6441     530,823     20.a.
     b.  Equity securities funds                                                        8427       4,524     20.b.
     c.  Debt securities funds                                                          8428       1,265     20.c.
     d.  Other mutual funds                                                             8429       1,593     20.d.
     e.  Annuities                                                                      8430      37,824     20.e.
     f.  Sales of proprietary mutual funds and annuities (included in
         items 20.a through 20.e, above)                                                8784       1,077     20.f.
21.  Total gross redemptions of mutual funds and annuities                              A102     528,564     21.



The Federal Reserve regards information submitted in response to Column A and Memorandum item 2 as confidential.
Schedule HC-H--Past Due and Nonaccrual Loans, Lease Financing
Receivables, Placements, and Other Assets


                                                          (Column A)         (Column B)        (Column C)
                                                           Past due          Past due 90       Nonaccrual
                                                         30 through 89       days or more
                                                         days and still        and still
                                                           accruing            accruing
                                                         BHCK Bil Mil Thou  BHCK Bil Mil Thou  BHCK Bil Mil Thou


 1.  Loans secured by real estate                        1421      55,603   1422      11,918   1423      51,394    1.
 2.  Commercial and industrial loans                     1606      12,852   1607       1,835   1608       8,936    2.
 3.  Loans to depository institutions:
     a.  U.S. banks and other U.S.
         depository institutions                         5377           0   5378           0   5379           0    3.a.
     b.  Foreign banks                                   5380           0   5381           0   5382           0    3.b.
 4.  Loans to finance agricultural
     production and other loans to
     farmers                                             1594          24   1597           0   1583           0    4.
 5.  Loans to individuals for household,
     family, and other personal
     expenditures:
     a.  Credit cards and related plans                  5383      20,755   5384      11,701   5385           0    5.a.
     b.  Other                                           5386      27,142   5387      11,917   5388       1,298    5.b.
 6.  Loans to foreign governments and
     official institutions                               5389           0   5390           0   5391           0    6.
 7.  All other loans                                     5459       1,817   5460           1   5461      11,362    7.
 8.  Lease financing receivables                         1226           0   1227           0   1228           0    8.
 9.  Other assets (exclude other real
     estate owned and other repossessed
     assets)                                             3505           0   3506           0   3507           0    9.
10.  TOTAL (sum of items 1 through 9)                    5524     118,193   5525      37,372   5526      72,990    10.



Memoranda



                                                         BHCK Bil Mil Thou  BHCK Bil Mil Thou  BHCK Bil Mil Thou


 1.  Loans and leases included in
     Schedule HC-H, items 1, 2, 3,
     5, 6, 7, and 8 extended to non-U.S.
     addressees above                                    3508           0   1912           0   1913           0    M.1.
 2.  Restructured loans and leases
     included in items 1 through 8 above                 1658           0   1659           0   1661       4,391    M.2.
 3.  Loans to finance commercial real
     estate, construction, and land
     development activities included in
     Schedule HC-H, items 2 and 7
     above                                               6558           0   6559           0   6560           0    M.3.




Schedule HC-H--Past Due and Nonaccrual Loans, Lease Financing Receivables,
Placements, and Other Assets (Continued)


                                                        (Column A)          (Column B)           (Column C)
                                                         Past due           Past due 90          Nonaccrual
                                                       30 through 89        days or more
                                                       days and still         and still
                                                         accruing             accruing
  Memoranda                                            BHCK Bil Mil Thou   BHCK Bil Mil Thou   BHCK Bil Mil Thou


 4.  Loans secured by real estate in
     domestic offices (included in
     Schedule HC-H, item 1 above):
     a.  Construction and land
         development                                   2759       3,744    2769         989    3492       5,112    M.4.a.
     b.  Secured by farmland                           3493         142    3494           0    3495         125    M.4.b.
     c.  Secured by 1-4 family residential
         properties:
         (1)  Revolving, open-end loans
              secured by 1-4 family resi-
              dential properties and
              extended under lines of
              credit                                   5398       1,141    5399          46    5400       1,373    M.4.c.(1)
         (2)  All other loans secured by
              1-4 family residential
              properties                               5401      31,550    5402       9,669    5403      12,890    M.4.c.(2)
     d.  Secured by multifamily (5 or more)
         residential properties                        3499       1,387    3500           0    3501         488    M.4.d.
     e.  Secured by nonfarm residential
         properties                                    3502      17,639    3503       1,214    3504      31,404    M.4.e.
 5.  Loans and leases reported in
     Schedule HC-H, items 1 through 8,
     which are wholly or partially
     guaranteed by the U.S. Government                 5612      16,002    5613      10,879    5614           0    M.5.
     a.  Guaranteed portion of loans
         and leases included in
         Schedule HC-H, Memoranda
         item 5                                        5615      16,002    5616      10,879    5617           0    M.5.a.



Items 6.a through 6.b are to be reported only by bank holding companies with total consolidated assets of $1 billion or more, or with $2 billion or more in par/notional amounts of off-balance-sheet derivative contracts (as reported in Schedule HC-F, Part III, items 1.a through 1.e).




                                                        (Column A)          (Column B)
                                                         Past due           Past due 90
                                                       30 through 89        days or more
                                                       days and still         and still
                                                         accruing             accruing
                                                       BHCK Bil Mil Thou   BHCK Bil Mil Thou


 6.  Interest rate, foreign exchange
     rate, and commodity and
     equity contracts:
     a.  Book value of amounts
         carried as assets                             3522           0    3528           0    M.6.a.
     b.  Replacement cost of contracts
         with a positive replacement
         value                                         3529           0    3530           0    M.6.b.




Schedule HC-I--Risk-Based Capital
This schedule is to be submitted on a consolidated basis only by the top-tier bank holding company when the total consolidated assets of the company are $150 million or more.



                                                                            RISK WEIGHT
Part I.  Balance sheet assets                    (Column A)          (Column B)         (Column C)          (Column D)
Line item descriptions                              0%                 20%                50%                 100%
                                               Bil Mil Thou        Bil Mil Thou       Bil Mil Thou        Bil Mil Thou
                                                  BHC0                 BHC2               BHC5                BHC9


 1.  Cash and due from depository
     institutions                        0010      280,637             413,211                                      0     1.
 2.  Securities                          0390      442,985           1,333,049            220,482             301,609     2.
 3.  Federal funds sold and securities
     purchased under agreements to
     resell                              1350      182,000             457,985                                      0     3.
 4.  Loans and lease financing
     receivables                         2122            0             358,131          2,495,394           7,119,860     4.
 5.  Trading assets                      3545        4,232               4,394                  0                   0     5.
 6.  All other assets (excluding
     goodwill)                           6563       16,285              15,174              1,989             848,603     6.
 7.  Total gross assets (sum of
     items 1 through 6) (Sum of
     columns A through D must equal
     Schedule HC, item 12, plus
     items 4.b and 4.c minus item
     10.c and  minus memoranda
     items 2 and 4 below)                6598      926,139           2,581,944          2,717,865           8,270,072     7.



Memoranda

                                                                                                    BHCK Bil Mil Thou


 1.  Intangible assets (excluding goodwill, purchased mortgage servicing rights and purchased credit card relationships) recorded on or before February 19,
     1992                                                                                           6442      13,545     M.1.
 2.  Reciprocal holdings of banking organizations' capital instruments                              3836           0     M.2.
 3.  Nonreciprocal holdings of banking organizations' capital instruments                           3837           0     M.3.
 4.  Capital investments in unconsolidated banking and finance subsidiaries
     or associated companies controlled by the banking organization                                 6599       4,066     M.4.
 5.  On-balance-sheet asset values of interest rate, foreign exchange rate, and commodity contracts (e.g., futures, exchange-traded options, forwards, and interest rate swaps) other than margin accounts and accrued receivables
     (include this amount in item 5, column A, or item 6, column A, as
     appropriate)                                                                                   3806           0     M.5.
 6.  Purchased mortgage servicing rights:
     a.  Discounted value                                                                           6443      16,619     M.6.a.
     b.  Fair market value                                                                          6438      29,905     M.6.b.
 7.  Purchased credit card relationships:
     a.  Discounted value                                                                           6444           0     M.7.a.
     b.  Fair market value                                                                          6439           0     M.7.b.



Schedule HC-1--Continued
Part II.  Off-Balance-Sheet transactions (1)

                                                                                  RISK WEIGHT
                                                      (Column A)          (Column B)         (Column C)          (Column D)
Line item descriptions                              0%                 20%                50%                 100%
                                               Bil Mil Thou        bil Mil Thou       Bil Mil Thou        Bil Mil Thou
                                                  BHC0                 BHC2               BHC5                BHC9


AMOUNTS CONVERTED AT 100%

 1.  Financial standby letters of
     credit                              6566            0               3,916                  0             271,146     1.
 2.  Risk participations in bankers
     acceptances
     a.  Risk participations acquired    3429            0                   0                                      0     2.a.
     b.  Risk participations conveyed
         to banks                        6601                                0                                      0     2.b.
 3.  Securities lent where the
     banking organization lends its
     securities or indemnifies
     against loss of its customers'
     securities                          6602            0                   0                  0                   0     3.
 4.  Assets sold with recourse           6603            0                   0                  0                   0     4.
 5.  Other direct credit substitutes     6551            0                   0            546,868                   0     5.
AMOUNTS CONVERTED AT 50%
 6.  Performance standby letters
     of credit                           6570            0                  99                  0              41,634     6.
 7.  Commitments to extend credit,
     to purchase assets, or to
     participate in loans or leases
     with an original maturity
     exceeding one year                  6572            0                   0                  0           1,100,529     7.
 8.  Revolving underwriting
     facilities (RUFs), note
     issuance facilities (NIFs),
     and similar arrangements and
     other transaction-related
     contingencies                       6574            0                   0                  0                   0     8.
AMOUNTS CONVERTED AT 20%
 9.  Commercial and similar letters
     of credit collateralized by the
     underlying shipments and other
     short-term self-liquidating
     trade-related contingencies
     arising from the movement of
     goods                               6575            0                   0                  0               9,446     9.
                                                                                                              --------
INTEREST RATE AND FOREIGN
EXCHANGE CONTRACTS
10.  Credit equivalent amount of
     interest rate contracts             6576            0               5,454              5,364     10.
11.  Credit equivalent amount of
     foreign exchange contracts          6608            0               1,043                  0     11.


<F1>
- ----------
(1)  The amounts reported in Part II, items 1-9, are credit equivalent, that is, the gross amounts outstanding
     multiplied by the appropriate conversion factor.  For example, the sum of item 6, columns A through D for
     performance standby letters of credit should equal 50% of the total amount outstanding of performance
     standby letter of credit issued by the reporting bank holding company.




Schedule HC-1--Continued

Part II.  Off-balance-sheet transactions (continued)
Memoranda



                                                                                        Dollar Amounts in Thousands
                                                                                                 BHCK Bil Mil Thou


1.  Current credit exposure across all off-balance-sheet derivative contracts
    covered by the risk-based capital standards                                                  8764       3,357   M.1.



Part II.  Off-balance-sheet transcations (continued)



                                                                      With a remaining maturity of
                                                           (Column A)           (Column B)           (Column C)
                                                                               Over one year
                                                         One year or less    through five years    Over five years
                                                         Tril Bil Mil Thou   Tril Bil Mil Thou   Tril Bil Mil Thou


2.  Notional principal amounts of off-balance-
    sheet derivative contracts (exclude foreign
    exchange contracts with an original
    maturity of 14 days or less and futures
    contracts:
    a.  Interest rate contracts                                   511,184           1,559,885             108,519     M.2.a.
                                                                BHCK 3809           BHCK 8766           BHCK 8767
    b.  Foreign exchange contracts                                 16,222                   0                   0     M.2.b.
                                                                BHCK 3812           BHCK 8769           BHCK 8770
    c.  Gold contracts                                                  0                   0                   0     M.2.c.
                                                                BHCK 8771           BHCK 8772           BHCK 8773
    d.  Other precious metals contracts                                 0                   0                   0     M.2.d.
                                                                BHCK 8774           BHCK 8775           BHCK 8776
    e.  Other commodity contracts                                       0                   0                   0     M.2.e.
                                                                BHCK 8777           BHCK 8778           BHCK 8779
    f.  Equity derivative contracts                                     0                   0                   0     M.2.f.
                                                                BHCK A000           BHCK A001           BHCK A002




Schedule HC-IC - Additional Detail on Capital Components
This schedule is to be submitted on a consolidated basis only by the top-tier bank holding company when the total consolidated assets of the company are $150 million or more.



                                                                          BHCK  Bil Mil Thou


1.  Perpetual preferred stock (including related surplus):
    a.  Perpetual preferred stock eligible for inclusion in Tier 1 capital:
        (1)  Noncumulative perpetual preferred stock                      5479            0     1.a.(1)
        (2)  Cumulative perpetual preferred stock                         5990            0     1.a.(2)
    b.  Auction rate preferred stock and other perpetual preferred stock deemed by the Federal Reserve to be eligible for Tier 2
        capital only                                                      6577            0     1.b.
2.  Total perpetual debt                                                  2775            0     2.
3.  Common or perpetual preferred stock dedicated to retire or redeem
    outstanding equity contract notes                                     3291       49,968     3.
4.  Common or perpetual preferred stock dedicated to retire or redeem
    outstanding equity commitment notes                                   3294            0     4.
5.  Intermediate preferred stock with an original weighted average maturity of 5 years or more; subordinated debt with an original weighted average maturity of 5 years or more; or unsecured long-term debt issued by BHC prior to March 12, 1988, that qualified as secondary capital when issued with a remaining maturity of:
    a.  Over 5 years                                                       6579     274,625     5.a.
    b.  Greater than 4 years up to and including 5 years                   6580           0     5.b.
    c.  Greater than 3 years up to and including 4 years                   6581      49,968     5.c.
    d.  Greater than 2 years up to and including 3 years                   6582           0     5.d.
    e.  Greater than 1 year up to and including 2 years                    6583           0     5.e.
    f.  0 up to and including 1 years                                      6584           0     5.f.
6.  Long-term preferred stock with an original maturity of 20 years or more with a remaining maturity of:
    a.  Over 5  years                                                      3791           0     6.a.
    b.  Greater than 4 years up to and including 5 years                   3790           0     6.b.
    c.  Greater than 3 years up to and including 4 years                   3789           0     6.c.
    d.  Greater than 2 years up to and including 3 years                   3788           0     6.d.
    e.  Greater than 1 year up to and including 2 years                    3787           0     6.e.
    f.  0 up to and including 1 years                                      3786           0     6.f.
7.  Offsetting debit to the liability (i.e., the contra account) for
    Employee Stock Ownership Plan (ESOP) debt guaranteed by the
    reporting bank holding company (included in Schedule HC, item 27.g)    2771           0     7.
8.  Treasury stock (including offsetting debit to the liability for
    ESOP debt) (sum of items 8.a and 8.b equals Schedule HC,
    item 27.g):
    a.  In the form of perpetual preferred stock                           5483           0     8.a.
    b.  In the form of common stock                                        5484           0     8.b.
9.  Unsecured long-term debt issued prior to March 12, 1988, that
    qualified as secondary capital when issued                             3455           0     9.



Schedule HC-J Risk-Based Capital Excluding Securities Affiliates
(For use by bank holding companies with Section 20 Securities Affiliates)

MUST BE COMPLETED IN CONJUNCTION WITH SCHEDULE HC-I



                                                                               RISK WEIGHT
Part I.  Balance sheet assets                          (Column A)       (Column B)       (Column C)          (Column D)
Line item descriptions:                                   0%               20%              50%                 100%
                                                      Bil  Mil Thou    Bil  Mil  Thou    Bil  Mil  Thou     Bil  Mil  Thou
                                                          BHCO             BHC2              BHC5               BHC9


1.  Cash and due from depository institutions    6609     N/A              N/A                                  N/A        1.
2.  Securities                                   6610     N/A              N/A               N/A                N/A        2.
3.  Federal funds sold and securities
    purchased under agreements to resell         6611     N/A              N/A                                  N/A        3.
4.  Loans and lease financing receivables        6612     N/A              N/A               N/A                N/A        4.
5.  Trading assets                               6613     N/A              N/A               N/A                N/A        5.
6.  Investments in and receivables due from
    securities affiliates                        6614     N/A              N/A                                  N/A        6.
7.  All other assets                             6615     N/A              N/A               N/A                N/A        7.
8.  Total gross assets (sum of items 1 through   6616     N/A              N/A               N/A                N/A        8.
    7)



Part II.  Off-balance-sheet transactions

                                                                               RISK WEIGHT
                                                       (Column A)       (Column B)       (Column C)          (Column D)
                                                          0%               20%              50%                 100%
                                                      Bil  Mil Thou    Bil  Mil  Thou    Bil  Mil  Thou     Bil  Mil  Thou
                                                          BHCO             BHC2              BHC5               BHC9


AMOUNTS CONVERTED AT 100%
1.  Securities lent where the banking
    organization lends its own securities
    or indemnifies against loss of its
    customers' securities (include securities
    lent collateralized by cash)                 6617     N/A              N/A               N/A                 N/A        1.
2.  Assets sold with recourse                    6618     N/A              N/A               N/A                 N/A        2.
3.  Other direct credit substitutes              6620     N/A              N/A               N/A                 N/A        3.
AMOUNTS CONVERTED AT 50%
4.  Transaction-related contingencies            6621     N/A              N/A               N/A                 N/A        4.
AMOUNTS CONVERTED AT 20%
5.  Commercial and similar letters of credit
    collateralized by the underlying
    shipments and other short-term
    self-liquidating trade-related
    contingencies arising from the movement
    of goods                                     6622     N/A              N/A               N/A                 N/A        5.
INTEREST RATE AND FOREIGN EXCHANGE
CONTRACTS
6.  Credit equivalent amount of interest
    rate foreign exchange, and commodity
     contracts                                   6623     N/A              N/A               N/A                            6.



Schedule HC-J Continued
(For use by bank holding companies with Section 20 Securities Affiliates)


Memoranda                                                                          Dollar Amounts in Thousands
                                                                                     BHCK   Bil  Mil  Thou


1.  Current credit exposure across all off-balance-sheet derivative
    contracts converted by the risk-based capital standards                          A103             N/A       M.1.



Memoranda

                                                                   With a remaining maturity of
                                                  (Column A)             (Column B)            (Column C)
                                                                       Over one year
                                               One year or less      through five years     Over five years
                                               Tril Bil Mil Thou     Tril Bil Mil Thou     Tril Bil Mil Thou


2.  Notional principal amounts
    off-balance-sheet derivative
    contracts (exclude foreign
    exchange contracts with an
    original maturity of 14 days
    or less and futures contracts):
    a.  Interest rate contracts                            N/A                   N/A                   N/A      M.2.a.
                                                     BHCK 6625             BHCK A104             BHCK A105
    b.  Foreign exchange contracts                         N/A                   N/A                   N/A      M.2.b.
                                                     BHCK 6716             BHCK A106             BHCK A107
    c.  Gold contracts                                     N/A                   N/A                   N/A      M.2.c.
                                                     BHCK A108             BHCK A109             BHCK A110
    d.  Other precious metals contracts                    N/A                   N/A                   N/A      M.2.d.
                                                     BHCK A111             BHCK A112             BHCK A113
    e.  Other commodity contracts                          N/A                   N/A                   N/A      M.2.e.
                                                     BHCK A114             BHCK A115             BHCK A116
    f.  Equity derivative contracts                        N/A                   N/A                   N/A      M.2.f.
                                                     BHCK A117             BHCK A118             BHCK A119



Memoranda


                                                                                     BHCK   Bil  Mil  Thou

2.  Quarterly average for the total consolidated assets of the reporting bank
    holding company excluding the assets of its Section 20 securities affiliate      5991             N/A       M.3.





Part III.  Additional Capital Components



1.  Capital investment in securities affiliate (as defined by SEC)                   6718             N/A       1.
2.  Loans and advances to the securities affiliate from the parent bank holding company or its nonbank subsidiaries:
    a.  Collateralized in accordance with Federal Reserve Board Order or
        other board rulings                                                          6719             N/A       2.a.
    b.  Otherwise collateralized or unsecured                                        6720             N/A       2.b.
3.  Unutilized commitments (including unsecured loan facilities) to Section 20
    securities affiliates from the parent bank holding company or its subsidiaries   5992             N/A       3.


Notes to the Balance Sheet

Enter in the lines provided below any additional information on specific line items on the balance sheet or its supporting schedules that the bank holding company wishes to explain, that has been separately disclosed in the bank holding company's quarterly reports to its shareholders, in its press releases, or on its quarterly reports to the Securities and Exchange Commission (SEC). Also include any transactions which previously would have appeared as footnotes to Schedule HC through HC-J.

Each additional piece of information disclosed should include the appropriate reference to schedule and item number, as well as a description of the additional information and the dollar amount (in thousands of dollars) associated with that disclosure.

Example

A bank holding company has guaranteed a new loan for its leveraged Employee Stock Ownership Plan (ESOP) for
$750 thousand and that amount has increased the bank holding company's long-term unsecured debt by a material
amount.   The bank holding company has disclosed that change to its
stockholders and to the SEC. Enter on the line item below the following information:


TEXT                                                        BHCK  Bil Mil Thou
0000  Sch. HC, item 17, New loan to holding company's ESOP
      guaranteed by bank holding company                    0000         750



Notes to Balance Sheet



                                                                               Dollar amount in thousands
    TEXT                                                                         BHCK  Bil Mil Thou


1.  5356      Net unrealized loss on equity securities with
              readily determinable fair values reported in
              HC-A, Items 4.b and 5.b (net of tax effect)                        5356           0           1.
2.  5357

                                                                                 5357           0           2.
3.  5358

                                                                                 5358           0           3.
4.  5359

                                                                                 5359           0           4.
5.  5360


                                                                                 5360           0           5.


Report of Income for Bank Holding Companies
Report all Schedules of the Report of Income on a calendar year-to-date basis.


Schedule HI - Consolidated Income Statement



                                                                                    Dollar Amounts in Thousands
                                                                                       BHCK  Bil Mil Thou


1.  Interest income
    a.  Interest and fee income on loans:
        (1)  In domestic offices:
             (a)  Interest and fees on loans excluding obligations (other than securities) of states and political subdivisions
                  in the U.S.                                                          4393      204,919      1.a.(1)(a)
             (b)  Interest on obligations (other than securities) of
                  states and political subdivisions in the U.S.:
                  (1)  Taxable obligations                                             4503            0      1.a.(1)(b)(1)
                  (2)  Tax-exempt obligations                                          4504        3,573      1.a.(1)(b)(2)
        (2)  In foreign offices, Edge and Agreement subsidiaries, and IBFs             4059           10      1.a.(2)
    b.  Income from lease financing receivables:
        (1)  Taxable lease financing receivable income                                 4505           51      1.b.(1)
        (2)  Tax-exempt lease financing receivable income                              4307            0      1.b.(2)
    c.  Interest income on balances due from depository institutions
        (1)  In domestic offices                                                       4105            1      1.c.(1)
        (2)  In foreign offices, Edge and Agreement subsidiaries, and IBFs             4106            0      1.c.(2)
    d.  Interest and dividend income on securities:
        (1)  U.S. Treasury securities and U.S. Government Agency and
             corporation obligations                                                   4027       29,548      1.d.(1)
        (2)  Securities issued by states and political subdivisions in the U.S.:
             (a)  Taxable securities                                                   4506            0      1.d.(2)(a)
             (b)  Tax-exempt securities                                                4507        1,004      1.d.(2)(b)
        (3)  U.S. Securities:
             (a)  Debt securities                                                      4394        6,451      1.d.(3)(a)
             (b)  Equity securities (including Federal Reserve Stock)                  4395          970      1.d.(3)(b)
        (4)  Foreign securities:
             (a)  Debt securities                                                      1638            0      1.d.(4)(a)
             (b)  Equity securities                                                    1639            0      1.d.(4)(b)
    e.  Interest income from assets held in trading accounts                           4069           39      1.e.
    f.  Interest income on federal funds sold and securities purchased under agreements to resell in domestic offices of bank holding company, of
        Edge and Agreement subsidiaries and in IBFS                                    4020        6,410      1.f.
    g.  Other interest income                                                          4518            0      1.g.
    h.  Total interest income (sum of items 1.a through 1.g)                           4107      252,976      1.h.
2.  Interest expense
    a.  Interest on deposits:
        (1)  In domestic offices:
             (a)  Interest on certificates of deposit of $100,000 or more              4174        3,099      2.a.(1)(a)
             (b)  Interest on other time deposits of $100,000 or more                  6760            2      2.a.(1)(b)
             (c)  Interest on other deposits                                           6761       73,656      2.a.(1)(c)
        (2)  In foreign offices, Edge and Agreement subsidiaries and IBFs              4172            3      2.a.(2)
    b.  Expense on federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank holding
        company, of Edge and Agreement subsidiaries and in IBFs                        4180       16,005      2.b.
    c.  Interest on borrowed funds (excluding subordinated notes and
        debentures)                                                                    4396        2,847      2.c.
    d.  Interest on subordinated notes and debentures and on mandatory
        convertible securities                                                         4397        6,950      2.d.
    e.  Other interest expense                                                         4398          247      2.e.
    f.  Total interest expense (sum of items 2.a through 2.e)                          4073      102,809      2.f.
3.  Net interest income (item 1.h minus items 2.f)                                     4074      150,167      3.
4.  Provisions:
    a.  Provision for loan and lease losses (from Schedule HI-B, Part II item 4)       4230       10,100      4.a.
    b.  Provision for allocated transfer risk                                          4243            0      4.b.

5.  Noninterest Income
    a.  Income from fiduciary activities:                                              4070       13,538      5.a.
    b.  Service charges, commissions and fees:
        (1)  Service charges on deposit accounts                                       4483       25,015      5.b.(1)
        (2)  Other service charges, commissions, and fees                              4399       27,042      5.b.(2)
    c.  Trading gains (losses) and fees from foreign exchange transactions
        or other gains (losses) from foreign transactions                              1655            0      5.c.
    d.  Other gains (losses) and fees from trading assets and liabilities              4077          624      5.d.
    e.  Other noninterest income                                                       4078        8,537      5.e.
    f.  Total noninterest income (sum of items 5.a through 5.e)                        4079       74,756      5.f.
6.  a.  Realized gains (losses) on held-to-maturity securities                         3521            0      6.a.
    b.  Realized gains (losses) on available-for-sale securities                       3196       (2,410)     6.b.
7.  Noninterest expense:
    a.  Salaries and employee benefits                                                 4135       76,316      7.a.
    b.  Expense on premises and fixed assets, net of rental income                     4217       18,708      7.b.
    c.  Other noninterest expense                                                      4092       48,973      7.c.
    d.  Total noninterest expense (sum of items 7.a through 7.c)                       4093      143,997      7.d.
8.  Income (loss) before income taxes, extraordinary items, and other adjustments (sum of items 3, 5.f, 6.a, and 6.b minus items 4.a,
    4.b, and 7.d)                                                                      4301       68,416      8.
9.  Applicable income taxes (foreign and domestic)                                     4302       23,330      9.
10. Minority Interest                                                                  4484            0      10.
11. Income (loss) before extraordinary items and other adjustments
    (item 8 minus items 9 and 10)                                                      4300       45,086      11.
12.  Extraordinary items, net of applicable taxes and minority interest                4320            0      12.
13.  Net income (loss) (sum of items 11 and 12)                                        4340       45,086      13.



Memoranda


                                                                                       BHCK  Bil Mil Thou


1.  Net interest income (item 3 above) on a fully taxable equivalent basis             4519      152,948      M.1.
2.  Net income before income taxes, extraordinary items, and other
    adjustments (item 8 above) on a fully taxable equivalent basis                     4592       71,192      M.2.
3.  Estimated foreign tax credit (included in applicable income taxes,
    items 9 and 12 above)                                                              4309            0      M.3.
4.  Income taxes applicable to gains (losses) on securities not held in
    trading accounts (included in item 9 above)                                        4219         (844)     M.4.
5.  Service charges, commissions, and fees (other than service charges on deposit accounts.)
    Itemize and describe the three largest amounts that exceed 10 percent of Schedule HI, item 5.b(2)

       For Federal
       Reserve Use
          Only
a.    TEXC 8557     TEXT
                    8557     Mortgage servicing                                        8557        4,442      M.5.a.
b.    TEXC 8558     TEXT
                    8558     Bankcard Fees                                             8558       13,785      M.5.b.
c.    TEXC 8559     TEXT
                    8559                                                               8559            0      M.5.c.
6.  Other noninterest income:
    a.  Net gains on sales of loans                                                    8560            0      M.6.a.
    b.  Net gains on other real estate owned                                           8561            0      M.6.b.
    c.  Itemize and describe the three largest amounts that exceed 10% of
        Schedule HI, item 5.e (excluding amounts reported in Memoranda items 6.a and 6.b above):


       For Federal
       Reserve Use
          Only
(1).    TEXC 8562     TEXT
                    8562     Personalized Check Sales                                  8562        2,004      M.6.c.(1)
(2).    TEXC 8563     TEXT
                    8563     Gain on Sale of Mortgage Servicing                        8563        5,900      M.6.c.(2)
(3).    TEXC 8564     TEXT
                    8564                                                               8564            0      M.6.c.(3)



7. Other noninterest expense (itemize and describe the three largest amounts that exceed 10% of Schedule HI, item 7.c)


       For Federal
       Reserve Use
          Only
a.    TEXC 8565     TEXT
                    8565                                                               8565            0      M.7.a
b.    TEXC 8566     TEXT
                    8566                                                               8566            0      M.7.b
c.    TEXC 8567     TEXT
                    8567                                                               8567            0      M.7.c

8.  Extraordinary items and other adjustments (from Schedule HI, item 12)
    (itemize all extraordinary items and other adjustments)

       For Federal
       Reserve Use
          Only
a.(1) TEXC 3571     TEXT
                    3571                                                               3571            0      M.8.a.(1)
  (2) Applicable income tax effect                            BHCK    3572    0                               M.8.a.(2)
       For Federal
       Reserve Use
          Only
b.(1) TEXC 3573     TEXT
                    3573                                                               3573            0      M.8.b.(1)
  (2) Applicable income tax effect                            BHCK    3574    0                               M.8.b.(2)
       For Federal
       Reserve Use
          Only
c.(1) TEXC 3575     TEXT
                    3575                                                               3575            0      M.8.c.(1)
  (2) Applicable income tax effect                            BHCK    3576    0                               M.8.c.(2)

9.  Trading revenue (from cash instruments and off-balance-sheet derivative instruments included in Schedule HI, items 5.c. and 5.d):
    a.  Interest rate exposure                                                         8757            0      M.9.a.
    b.  Foreign exchange exposures                                                     8758            7      M.9.b.
    c.  Equity security and index exposures                                            8759            0      M.9.c.
    d.  Commodity and other exposures                                                  8760            0      M.9.d.
10. Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a.  Net increase (decrease) to interest income                                     8761       (2,080)     M.10.a.
    b.  Net (increase) decrease to interest expense                                    8762            0      M.10.b.
    c.  Other(noninterest) allocations                                                 8763       (1,466)     M.10.c.
11. Income from the sale and servicing of mutual funds and annuities
    (in domestic offices)                                                              8431           89      M.11.



Schedule HI-A - Changes in Equity Capital


                                                                                    Dollar Amounts in Thousands
                                                                                       BHCK  Bil Mil Thou



1.   Equity capital end of previous calendar year                                      3215    1,126,065      1.
2.   Equity capital adjustments from amended Reports of Income, net                    3216            0      2.
3.   Amended balance end of previous calendar year (sum of items 1 and 2)              3217    1,126,065      3.
                                                                                       bhct
4.   Net income (loss) (must equal Schedule HI, item 13)                               4340       45,086      4.
5.   Sale of perpetual preferred stock:                                                BHCK
     a.   Sale of perpetual preferred stock, gross                                     3577            0      5.a.
     b.   Conversion or retirement of perpetual preferred stock                        3578            0      5.b.
6.   Sale of common stock:
     a.   Sale of common stock, gross                                                  3579       65,063      6.a.
     b.   Conversion or retirement of common stock                                     3580            0      6.b.
7.   Changes incident to business combinations, net                                    4356            0      7.
8.   LESS:  Cash dividends declared on perpetual preferred stock                       4598            0      8.
9.   LESS:  Cash dividends declared on limited-life preferred stock                    4599            0      9.
10.  LESS:  Cash dividends declared on common stock                                    4460       15,292      10.
11.  Cumulative effect of changes in accounting principles from prior years            4411            0      11.
12.  Corrections of material accounting errors from prior years                        4412            0      12.
13.  Changes in net unrealized holding gains (losses) on available-for-sale
     securities                                                                        8433       19,148      13.
14.  Sales of treasury stock                                                           4782            0      14.
15.  LESS:  Purchases of treasury stock                                                4783       24,482      15.
16.  Change in the offsetting debit to the liability for Employee Stock
     Ownership Plan
     (ESOP) debt guaranteed by the bank holding company                                4591            0      16.
17.  Other adjustments to equity capital (not included above)                          3581            0      17.
18.  Foreign currency translation adjustments                                          4414            0      18.
19.  Equity capital at end of  period (sum of items 3 through 18)                      bhct
     (must equal item 27.h on Schedule HC, Balance Sheet)                              3210    1,215,588      19.



Memoranda


                                                                                       BHCK  Bil Mil Thou


1.   Sale of limited-life preferred stock                                              4629            0      M.1.
2.   Sale of equity commitment notes                                                   4631            0      M.2.
3.   Sale of equity contract notes                                                     4632            0      M.3.



Schedule HI-B - Charge-Offs and Recoveries and Changes in
Allowance for Loan and Lease Losses


                                                                               Dollar Amounts in Thousands
1.  Charge-offs and Recoveries on Loans and Leases                          Charge-offs             Recoveries
    (Fully consolidated)                                                     (Column A)             (Column B)
                                                                         BHCK  Bil Mil Thou      BHCK  Bil Mil Thou


1.  Loans secured by real estate:
    a.  To U.S. addressees                                               4651        2,268       4661        2,711    1.a.
    b.  To non-U.S. addressees                                           4652            0       4662            0    1.b.
2.  Commercial and industrial loans:
    a.  To U.S. addressees                                               4645          317       4617        1,565    2.a.
    b.  To non-U.S. addressees                                           4646            0       4618            0    2.b.
3.  Loans to depository institutions:
    a.  To U.S. banks and other U.S. depository institutions             4653            0       4663            0    3.a.
    b.  To foreign banks                                                 4654            0       4664            0    3.b.
4.  Loans to finance agricultural production and other loans
    to farmers                                                           4655            0       4665            8    4.
5.  Loans to individuals for household, family and other
    personal expenditures:
    a.  Credit cards and related plans                                   4656       11,229       4666        1,185    5.a.
    b.  Other (includes single payment, installment, and all
        student loans)                                                   4657        3,041       4667        1,232    5.b.
6.  Loans to foreign governments and official institutions               4643            0       4627            0    6.
7.  All other loans                                                      4644        2,138       4628           74    7.
8.  Lease financing receivables:
    a.  To U.S. addressees                                               4658            0       4668            0    8.a.
    b.  To non-U.S. addresses                                            4659            0       4669            0    8.b.
9.  TOTAL (sum of items 1 through 8)                                     4635       18,993       4605        6,775    9.



Memoranda

                                                                         BHCK  Bil Mil Thou      BHCK  Bil Mil Thou


1.  Loans secured by real estate in domestic offices (included in Schedule HI-B, part I, item 1 above):
    a.  Construction and land development                                3582          900       3583        1,427    M.1.a.
    b.  Secured farmland                                                 3584            0       3585            0    M.1.b.
    c.  Secured by 1-4 family residential properties:
        (1)  Revolving, open-end loans secured by 1-4 family
             residential properties and extended under lines of
             credit                                                      5411            0       5412            0    M.1.c.(1)
        (2)  All other loans secured by 1-4 family residential
             properties                                                  5413          407       5414          390    M.1.c.(2)
    d.  Secured by multifamily (5 or more) residential
        properties                                                       3588            0       3589            2    M.1.d.
    e.  Secured by nonfarm nonresidential properties                     3590          961       3591          884    M.1.e.
2.  Loans to finance commercial real estate, construction, and
    land development activities included in Part I, items 2 and 7 above  5409            0       5410            0    M.2.


Schedule HI-B - Continued

                                                                                    Dollar Amounts in Thousands
II.  Allowance for loan and lease losses                                               BHCK  Bil Mil Thou


1.   Balance at end of previous year                                                   3124       219,189        1.
                                                                                       bhct
2.   Recoveries (must equal Part I, item 9, Column B, above)                           4605         6,775        2.
3.   Adjustments:                                                                      BHCK
     a.  Changes incident to mergers and absorptions, net                              4776         5,631        3.a.
     b.  Other adjustments                                                             6765             0        3.b.
4.   Provision for loan and lease losses (must equal Schedule HI                       bhct
     Income Statement, item 4.a)                                                       4230        10,100        4.
5.   LESS:  Charge-offs (must equal Part I, item 9, Column A, above)                   4635        18,993        5.
                                                                                       BHCK
6.   Foreign currency translation adjustments                                          3297             0        6.
7.   Balance at end of period (sum of items 1 through 4 and item 6                     bhct
     minus item 5) (must equal item 4.b on Schedule HC - Balance
     Sheet)                                                                            3123       222,702        7.


Notes to the Income Statement

Enter in the lines provided below any additional information on specific line items on the income statement or to its schedules that the bank holding company wishes to explain, that has been separately disclosed in the bank holding company's quarterly reports to its shareholders, in its press releases, or on its quarterly reports to the Securities and Exchange Commission
(SEC). Exclude any transactions that have been separately disclosed under the reporting requirements specified in Memoranda items 5 through 8 to Schedule HI, the Consolidated Income Statement.

Also include any transactions which previously would have appeared as footnotes to Schedules HI through HI-B.

Each additional piece of information disclosed should include the appropriate reference to schedule and item number, as well as a description of the additional information and the dollar amount
(in thousands of dollars) associated with that disclosure.

Example

A bank holding company has received $1.35 million of back interest on loans and leases that are currently in nonaccrual status.
The holding company's interest income for the quarter shows that increase which has been disclosed in the report to the stockholders and to the SEC. Enter on the line below the following information:


TEXT                                                      BHCK  Bil Mil Thou
0000  Sch. HI, item 1.a(1)(a), Recognition of interest
      payments on nonaccrual loans to XYZ country         0000        1,350


Notes to Income Statement                      Dollar amount in thousands
    TEXT                                         BHCK  Bil Mil Thou
1.  5351

                                                 5351            0          1.
2.  5352

                                                 5352            0          2.
3.  5353

                                                 5353            0          3.
4.  5354

                                                 5354            0          4.
5.  5355

                                                 5355            0          5.